Exhibit 10.9(b)
June 9, 2009
SandRidge Capital, L.P.
1300 Post Oak Blvd., Suite 325
Houston, Texas 77056
Attention: Mr. Andrew M. Rowe

Re:	Management Agreement Renewal
Dear Mr. Rowe:
We are writing with respect to your management agreement concerning the commodity pool to which reference is made below (the “Management Agreement”). We are extending the term of the Management Agreement through June 30, 2010 and all other provisions of the Management Agreement will remain unchanged.
•	Smith Barney Diversified Futures Fund L.P.

•	Smith Barney Diversified Futures Fund L.P. II

•	SB Bristol Energy Fund LP

•	CMF SandRidge Master Fund L.P.

•	Bohdan Mysko

•	CMF SandRidge Feeder (Cayman) Ltd.

•	UDC International

•	Citigroup Energy Advisors Portfolio L.P.

•	Citigroup Diversified 2000 Futures Fund L.P.

•	Citigroup Diversified Futures Fund L.P.
Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Ms. Jennifer Magro at the address above or fax to 212-793-1986. If you have any questions I can be reached at 212-559-5046.
Very truly yours,

CITIGROUP MANAGED FUTURES LLC

By:	/s/ Jennifer Magro
Jennifer Magro
Chief Financial Officer & Director

SANDRIDGE CAPITAL, L.P.

By:	/s/ Andrew M. Rowe
Print Name: Andrew M. Rowe

JM/sr